Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

MOTRICITY, INC.

A Delaware Corporation

As amended and restated on:

Secretary

BY-LAWS

i

ii

AMENDED AND RESTATED BY-LAWS

OF

MOTRICITY, INC.

ARTICLE I.

Stockholders

Section 1.1 Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place within or without the State of Delaware as shall be fixed by the Board of Directors of the Corporation (the “Board”). The Board may, in its sole discretion, determine that the annual meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware (the “DGCL”) The annual meeting shall not be held on a legal holiday.

Section 1.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the DGCL or by the Corporation’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), may be called by the Board, the Chairman of the Board, the Vice Chairman of the Board (if any), or the Chief Executive Officer and shall be called by the Chief Executive Officer or the Secretary at the request (any such request, a “Stockholder Request”) in writing of the holders of twenty percent (20%) or more of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; provided that the stockholders shall not have the right to call a special meeting within 30 days of the date of the regularly scheduled annual meeting of stockholders for such year, or if no such date has been published (at the time the request is made), then within 30 days of the anniversary of the preceding year’s annual meeting of stockholders. The Stockholder Request shall include the information required by Section 1.10(c) with respect to the stockholders proposing such special meeting and the items to be considered at the special meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of such meeting given in accordance with these By-laws. Special meetings of the stockholders shall be held at such time, date and place within or without the State of Delaware as may be designated in the notice of such meeting; provided, that, in the case of a meeting called pursuant to a Stockholder Request, the Board shall set a date for such meeting no earlier than 20 days and no later than 60 days following receipt of such Stockholder Request. The Board may, in its sole discretion, determine that a special meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the DGCL.

Section 1.3 Notice of Meeting. A written notice stating the place, if any, date, and hour of each meeting of the stockholders, the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the Corporation or by giving notice by electronic transmission as permitted by Section 8.10 of these By-laws, at least ten (10) days and not more than sixty (60) days before the meeting, or for such other notice period as may be required by the DGCL. Such notice and the effective date thereof shall be determined as provided in the DGCL. Such notice shall be given by the Secretary, an Assistant Secretary, or any other officer or person designated either by the Secretary or by the person or persons calling the meeting.

The requirement of notice to any stockholder may be waived (i) by a written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether executed or transmitted before or after the meeting by the stockholder or his attorney thereunto duly authorized, and filed with the records of the meeting, (ii) by attendance at the meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the meeting not being lawfully called or convened, or (iii) as otherwise permitted by law. A waiver of notice need not specify the business to be transacted or the purposes of the meeting unless so required by the Certificate of Incorporation or these By-laws.

If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except that, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice of the adjourned meeting shall be given to each stockholder in conformity herewith. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.4 Quorum. The holders of a majority of the voting power of all of the shares entitled to vote at a meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Any meeting at which a quorum shall fail may be adjourned to another place, if any, date or time by either the person presiding at the meeting or a majority of the votes properly cast upon the question.

Section 1.5 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Certificate of Incorporation. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

Section 1.6 Action at Meeting. When a quorum is present at any meeting, a plurality of the votes properly cast for election of director shall be sufficient to elect a person to such office, and a majority of the votes properly cast affirmatively or negatively upon any question (other than election to director) shall decide such question, except where a larger vote is required by law, the Certificate of Incorporation or these By-laws. Stockholders shall not have any rights to vote cumulatively. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding if the withdrawal of enough stockholders leaves less than a quorum.

Section 1.7 Action Without Meeting. (a) Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and copies are delivered to the Corporation in the manner prescribed by law.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (including by telegram, cablegram or other electronic transmission as permitted by law), the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the board of directors pursuant to the first sentence of this Section 1.7(b)). If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

Section 1.8 Stockholder Lists. The Secretary (or the Corporation’s transfer agent or other person authorized by these By-laws or by law) shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting.

Section 1.9 Conduct of Meetings. The Chairman of the Board or, in his absence, the Vice-Chairman of the Board, if any, or in his absence, the Chief Executive Officer or other officer designated by the Chairman of the Board, shall preside at all annual or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the person presiding at such meeting appoints. The person presiding at such meeting shall have the power to adjourn the meeting to another place, if any, date and time.

Section 1.10 Notice of Nominations and Stockholder Business at an Annual or Special Meeting.

(a) Nominations of persons for election to the Board and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s proxy materials with respect to such meeting, (ii) by or at the direction of the Board, or (iii) by any stockholder of record of the Corporation who (x) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial owner was the beneficial owner of shares of capital stock of the Corporation) both at the time of giving of notice provided for in this Section 1.10, and at the time of the meeting, (y) is entitled to vote at the meeting, and (z) has complied with the notice procedures in this Section 1.10 as to such nominations or other business. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders. Nominations of persons for election to the Board at a special meeting of stockholders at which directors are to be elected may be made (i) by or at the direction of the Board, (ii) by any stockholder of record of the Corporation (other than the stockholders who submitted the Stockholder Request) who (x) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial owner was the beneficial owner of shares of capital stock of the Corporation) both at the time of giving of notice provided for in this Section 1.10, and at the time of the meeting, (y) is entitled to vote at the meeting, and (z) has complied with the notice procedures in this Section 1.10 as to such nominations, or (iii) by the stockholders who have submitted the Stockholder Request, provided that they were stockholders of record both at the time of the making of the Stockholder Request and at the time of the meeting, are entitled to vote at the meeting, complied with the notice requirements of Section 1.2 hereof and the nominations are set forth in the Stockholder Request contemplated by Section 1.2 hereof. The proposal of business to be transacted by stockholders at a special meeting shall be only such business as has been proposed by or at the direction of the Board, other than those special meetings called by the stockholders pursuant to and in accordance with Section 1.2 hereof. The proposal of business to be transacted by stockholders at a special meeting requested by the stockholders pursuant to Section 1.2 hereof, may be made only (i) by or at the direction of the Board or (ii) by the stockholders requesting the meeting pursuant to Section 1.2 hereof, provided that they were stockholders of record both at the time of the making of the Stockholder Request and at the time of the meeting, are entitled to vote at the meeting, complied with the notice requirements of Section 1.2 hereof and the business proposed to be transacted is set forth in the Stockholder Request contemplated by Section 1.2 hereof. For purposes of this Section 1.10, the term “Proposing Person” means (i) the stockholder providing the notice of a proposed nomination or other business proposed to be brought before a meeting under this Section 1.10 (including the stockholders who have submitted the Stockholder Request), (ii) the beneficial owner or beneficial owners, if different, on whose behalf the proposed nomination or other business proposed to be brought before a meeting is made, and (iii) any affiliate (for purposes of these By-laws, each within the meaning of Rule 12b-2 under the Exchange Act of such stockholder or beneficial owner.

(b) For nominations or business to be properly brought before an annual or special meeting by a Proposing Person pursuant to the foregoing paragraph (a), (i) the Proposing Person must have given timely notice thereof in writing to the Secretary of the Corporation and (ii) any such business must be a proper matter for stockholder action under Delaware law.

(i) To be timely for nominations or business to be properly brought before an annual meeting, a Proposing Person’s notice shall be received by the Secretary at the principal executive offices of the Corporation (A) no later than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting and (B) no earlier than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 1.11(b), if the meeting is convened more than thirty (30) days prior to or delayed by more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Proposing Person to be timely must be received no later than the close of business on the later of (x) the 90th day prior to the meeting or (y) the 15th day after public announcement of the meeting date was first made by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a stockholder of record’s notice.

(ii) Except for nominations to be made by a stockholder of record as set forth in the Stockholder Request for the special meeting pursuant to Section 1.2 hereof, nominations by a Proposing Person for election to the Board may be made at a special meeting of stockholders at which directors are to be elected only if such Proposing Person’s notice required by this Section 1.10 shall be received by the Secretary at the principal executive offices of the Corporation not later than the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period for the giving of a stockholder of record’s notice. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board or (ii) by a stockholder of record in accordance with the notice procedures set forth in this Article I.

(iii) Notwithstanding anything in Section 1.10(b)(i) or Section 1.10(b)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least 10 days before the last day a Proposing Person may deliver a notice of nomination in accordance with Section 1.10(b)(i) or Section 1.10(b)(ii), a Proposing Person’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation.

(c) To be in proper form, a stockholder’s notice (whether given for the purpose of an annual or special meeting) shall set forth:

(i) if such notice pertains to the nomination of directors, as to each person whom the Proposing Person proposes to nominate for election or reelection as a director, the name of such nominee and the information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Item 401(e) of Regulation S-K (or comparable provisions if Regulation S-K is amended after the date of these By-laws), and such person’s written consent to serve as a director if elected;

(ii) as to any business that the Proposing Person proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting, the text of such proposal and any material interest in such business of such Proposing Person and the beneficial owner, if any, on whose behalf the proposal is made; and

(iii) as to (1) the Proposing Person giving the notice and (2) the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(A)	the name and address of each such party;

(B)	(A) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, and (D) any short interest in any security of the Corporation held by each such party (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining stockholders entitled to notice of the meeting to disclose such ownership as of such record date); and

(C)	a description of all arrangements or understandings between the Proposing Person and any other person or entity in connection with the ownership of the capital stock of the Corporation and the proposal of such business by such Proposing Person, and any material interest of such Proposing Person in such business.

(d) A person shall not be eligible for election or re-election as a director at an annual or special meeting unless (i) the person is nominated by a Proposing Person in accordance with Section 1.10(a) or (ii) the person is nominated by or at the direction of the Board. Only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The person presiding at the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before any such meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(e) For purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.10. For the avoidance of doubt, the provisions of this Section 1.10 apply to both proposals and nominations a stockholder wishes to have included in the corporation’s proxy materials and to any and all other stockholder proposals and nominations, including those made outside of the context of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Nothing in this Section 1.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE II.

Board of Directors

Section 2.1 Powers. Except as reserved to the stockholders by law, by the Certificate of Incorporation or by these By-laws, the business of the Corporation shall be managed under the direction of the Board, who shall have and may exercise all of the powers of the Corporation. In particular, and without limiting the foregoing, the Board shall have the power to issue or reserve for issuance from time to time the whole or any part of the capital stock of the Corporation that may be authorized from time to time to such person, for such consideration and upon such terms and conditions as they shall determine, including the granting of options, warrants or conversion or other rights to stock.

Section 2.2 Number of Directors; Qualifications. The Board shall consist of such number of directors as shall be fixed by the Board from time to time; provided, that in no event shall the number of directors constituting the entire Board be greater than seven directors, except that upon the approval of at least all but one of the directors then in office, such number may be increased to up to nine directors. No director need be a stockholder.

Section 2.3 Election of Directors. Directors shall be elected by the stockholders at their annual meeting or at any special meeting the notice of which specifies the election of directors as an item of business for such meeting.

Section 2.4 Vacancies. Newly created directorships resulting from an increase in the authorized number of directors in accordance with Section 2.2 or any vacancies in the Board resulting from death, resignation, retirement, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board, be filled by vote of a majority of the directors then in office, whether or not constituting a quorum, or by the stockholders. Any director thus elected in accordance with the preceding sentence shall hold office until the election of his successor or until his earlier death, resignation, retirement or removal from office. For the avoidance of doubt, in no event shall the number of directors exceed the number specified in Section 2.2.

Section 2.5 Change in Size of the Board. Subject to Section 2.2, the number of directors constituting the Board may be increased or decreased by vote of the Board, except that the number of directors shall not be changed at a time when the Board has received notice in accordance with the procedures set forth in Section 1.10 that there will be a contested election of directors at the next annual or special meeting of stockholders. For the avoidance of doubt, in no event shall the number of directors exceed the number specified in Section 2.2.

Section 2.6 Tenure and Resignation. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any director may resign by delivering or mailing postage prepaid a written resignation to the Corporation at its principal office or to the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the Chief Executive Officer, Secretary or Assistant Secretary, if any. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 2.7 Removal. Subject to the rights of all holders of any series of Preferred Stock then outstanding, all or any number of the directors may be removed, with or without cause, at a meeting expressly called for that purpose by a vote of the holders of the majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote at an election of directors.

Section 2.8 Meetings. Regular meetings of the Board may be held at such times and such places within or without the State of Delaware as the Board may, from time to time, determine. A regular meeting of the Board shall be held immediately after the annual meeting of the stockholders, unless a quorum of the directors is not then present. Special meetings of the Board may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Board, the Chief Executive Officer, or a majority of the directors then in office. Members of the Board or any committee elected thereby may participate in a meeting of such Board or committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

Section 2.9 Notice of Meeting. Notice of the place, date and time of each special meeting shall be given to each director (i) by mail at least seventy-two (72) hours before the meeting addressed to such person at his usual or last known business or residence address or (ii) in person, by telephone, facsimile or electronic transmission at least forty-eight (48) hours before the meeting. Notice shall be given by the Secretary, or in his absence or unavailability, may be given by any Assistant Secretary, if any, or by the officer or directors calling the meeting. The requirement of notice to any director may be waived by a written waiver of notice signed by the person entitled to notice or a waiver by electronic transmission by the person entitled to notice, executed or transmitted by such person before or after the meeting or meetings, and filed with the records of the meeting, or by attendance at the meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the meeting not being lawfully called or convened. A notice or waiver of notice or any waiver of electronic transmission of a directors’ meeting need not specify the purposes of the meeting.

Section 2.10 Agenda. Any lawful business may be transacted at a meeting of the Board, notwithstanding the fact that the nature of the business may not have been specified in the notice of the meeting.

Section 2.11 Quorum. At any meeting of the Board, a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships) shall constitute a quorum for the transaction of business. Any meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Section 2.12 Action at Meeting. Any motion adopted by vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, except where a different vote is required by law, by the Certificate of Incorporation or by these By-laws.

Section 2.13 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all of the members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated for all purposes as a vote of the Board or committee, as the case may be, at a meeting.

Section 2.14 Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board (and each meeting of any committee of the Board) and may be paid a fixed sum for attendance at each meeting of the Board (and each meeting of any committee of the Board) or paid a stated salary or paid other compensation as director (or any combination thereof). No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.15 Committees. Subject to the requirements of applicable law, the Board may appoint an executive committee or other committees consisting of one or more directors, and may by vote delegate to any such committee some or all of their powers except those which by law, the Certificate of Incorporation or these By-laws they may not delegate. The Board may designate other directors as alternate members who may replace an absent or disqualified member of a committee. A committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to such subcommittee any or all of the powers of the committee. Unless the Board shall otherwise provide, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board or such rules, its meetings shall be called, notice given or waived, its business conducted or its action taken as nearly as may be in the same manner as is provided in these By-laws with respect to meetings or for the conduct of business or the taking of actions by the Board. The Board shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee at any time. The Board shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE III.

Officers

Section 3.1 Enumeration. The officers shall consist of a Chief Executive Officer, a Treasurer, a Secretary and, subject to Section 3.10, such other officers and agents (including a President, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries), as the Board may, in its discretion, determine.

Section 3.2 Election. The Chief Executive Officer, Treasurer and Secretary shall be elected annually by the Board at their first meeting following the annual meeting of the stockholders or any special meeting held in lieu of the annual meeting. Other officers may be chosen by the Board at such meeting or at any other meeting.

Section 3.3 Qualification. An officer may, but need not, be a director or stockholder. Any two or more offices may be held by the same person; provided, that, except as otherwise provided in the Certificate of Incorporation, in no event shall the office of President and/or Chief Executive Officer, on the one hand, and the Chairman of the Board, on the other hand, be held by the same person. Any officer may be required by the Board to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Board may determine. The premiums for such bonds may be paid by the Corporation.

Section 3.4 Tenure. Except as otherwise provided by the Certificate of Incorporation or these By-laws, the term of office of each officer shall be for one year or until his successor is elected and qualified or until his earlier resignation or removal.

Section 3.5 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3.6 Resignation. Any officer may resign by delivering or mailing postage prepaid a written resignation to the Corporation at its principal office or to the Chief Executive Officer, Secretary or Assistant Secretary, if any, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event, but such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3.7 Vacancies. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board.

Section 3.8 Chairman of the Board. The Board may appoint a Chairman of the Board; provided, that, except as otherwise provided in the Certificate of Incorporation, in no event shall the Chairman of the Board serve as an executive officer of the Corporation. Subject to the foregoing, if the Board appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board.

Section 3.9 Vice-Chairman of the Board. The Board may appoint a Vice-Chairman of the Board. If the Board appoints a Vice-Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board.

Section 3.10 Chief Executive Officer. The Chief Executive Officer shall have general charge and control of the affairs of the Corporation subject to the direction of the Board; perform all duties required by the By-laws of the Corporation, and as may be assigned from time to time by the Board; and shall make such reports to the Board and stockholders as may be required.

Section 3.11 President. The President, if any, shall have such powers and perform such duties as the Board may from time to time determine.

Section 3.12 Vice President(s). The Vice President(s), if any, shall have such powers and perform such duties as the Board may from time to time determine. In the event there is more than one Vice President, the Board may designate one or more of the Vice Presidents as Executive Vice Presidents, who shall perform such duties as shall be assigned by the Board.

Section 3.13 Treasurer and Assistant Treasurers. The Treasurer, subject to the direction and under the supervision and control of the Board, shall have general charge of the financial affairs of the Corporation. The Treasurer shall have custody of all funds, securities and valuable papers of the Corporation, except as the Board may otherwise provide. The Treasurer shall keep or cause to be kept full and accurate records of account which shall be the property of the Corporation, and which shall be always open to the inspection of each elected officer and director of the Corporation. The Treasurer shall deposit or cause to be deposited all funds of the

Corporation in such depository or depositories as may be authorized by the Board. The Treasurer shall have the power to endorse for deposit or collection all notes, checks, drafts, and other negotiable instruments payable to the Corporation. The Treasurer shall perform such other duties as are incidental to the office, and such other duties as may be assigned by the Board. Assistant Treasurers, if any, shall have such powers and perform such duties as the Board may from time to time determine.

Section 3.14 Secretary and Assistant Secretaries. The Secretary shall record, or cause to be recorded, all proceedings of the meetings of the stockholders and of the Board (including committees thereof) in the book of records of this Corporation. The record books shall be open at reasonable times to the inspection of any stockholder, director, or officer. The Secretary shall notify the stockholders and directors, when required by law or by these By-laws, of their respective meetings, sign all certificates of stock of the Corporation, make such reports to the Board and stockholders as may be required and shall perform such other duties as the Board and/or stockholders may from time to time prescribe. The Secretary shall have the custody and charge of the corporate seal, and shall affix the seal of the Corporation to all instruments requiring such seal, and shall certify under the corporate seal the proceedings of the Board and of the stockholders, when required. In the absence of the Secretary at any such meeting, a temporary secretary shall be chosen who shall record the proceedings of the meeting in the aforesaid books. Assistant Secretaries, if any, shall have such powers and perform such duties as the Board may from time to time designate.

Section 3.15 Other Powers and Duties. Subject to these By-laws and to such limitations as the Board may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board.

ARTICLE IV.

Capital Stock

Section 4.1 Shares of Stock. The shares of stock of the Corporation shall be evidenced by an entry in the stock transfer books of the Corporation and shall be represented by a stock certificate, unless and until the Board of the Corporation adopts a resolution permitting shares to be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates shall be consecutively numbered by class, shall be signed by the Chairman or Vice Chairman, the President or one of the Vice Presidents, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or such other officers designated by the Board from time to time as permitted by law, shall bear the seal of the Corporation, if any, and shall express on its face its number, date of issue, class, the number of shares for which, and the name of the holder to whom, it is issued. The corporate seal and any or all of the signatures of Corporation officers may be facsimile if the stock certificate is manually counter-signed by an authorized person on behalf of a transfer agent or registrar other than the Corporation or its employee. If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

Section 4.2 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Canceled,” with the date of cancellation, by the Secretary or an Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 4.3 Record Holders. Except as otherwise may be required by law, by the Certificate of Incorporation or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws. It shall be the duty of each stockholder to notify the Corporation of his post office address.

Section 4.4 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournments thereof, the Board may, except as otherwise required by law, fix a record date, which date shall not precede the date on which the resolution fixing the record date is adopted by the Board and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to receive notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no record date is fixed, the record date shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 4.5 Transfer Agent and Registrar for Shares of Corporation. The Board may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both. Any transfer agent so appointed shall maintain, among other records, a stockholders’ ledger, setting forth the names and addresses of the holders of all issued shares of stock of the Corporation, the number of shares held by each and, in the case of certificated shares of stock, the certificate numbers and the date of issue of any certificates representing such shares. Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares that the Corporation is authorized to issue and the total number of shares actually issued. The stockholders’ ledger and the share register are hereby identified as the stock transfer books of the Corporation; but as between the stockholders’ ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders’ ledger maintained by the transfer agent shall be the official list of stockholders of record of the Corporation. The name and address of each stockholder of record, as they appear upon the stockholders’ ledger, shall, to the fullest extent required by law, be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the Corporation. Stockholders, but not the Corporation, its directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the Corporation, its other stockholders, directors, officers, agents and attorneys, and its transfer agent and registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders’ ledger maintained by the transfer agent.

Section 4.6 Loss of Certificates. In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate or uncertificated shares may be issued in place thereof upon such terms as the Board may prescribe, including, in the discretion of the Board, a requirement of bond and indemnity to the Corporation.

Section 4.7 Restrictions on Transfer. Any certificate representing shares of stock that are subject to any restriction on transfer, whether pursuant to the Certificate of Incorporation, these By-laws or any agreement to which the Corporation is a party, shall have the fact of the restriction noted conspicuously on the certificate and shall also set forth on the face or back of such certificate either the full text of the restriction or a statement that the Corporation will furnish a copy of the full text of the restriction to the holder of such certificate upon written request and without charge. In the case of uncertificated shares of stock that are subject to any restriction on transfer, the Corporation shall take all such actions as are prescribed by law and shall send to the registered owner thereof any written notice prescribed by the DGCL within a reasonable time after the issuance or transfer of any such uncertificated shares.

Section 4.8 Multiple Classes of Stock. The amount and classes of the capital stock and the par value, if any, of the shares of the Corporation shall be as fixed in the Certificate of Incorporation. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and the terms and have the respective preferences, voting powers, restrictions and qualifications set forth in the Certificate of Incorporation and these By-laws.

Any certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof and the qualifications, limitations and restrictions of such preferences and rights, or (ii) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. In the case of uncertificated shares of stock issued when the Corporation is authorized to issue more than one class or series of stock, the Corporation shall take all such actions as are prescribed by law and shall send to the registered owner thereof any written notice prescribed by the DGCL within a reasonable time after the issuance or transfer of any such uncertificated shares.

ARTICLE V.

Dividends

Section 5.1 Declaration of Dividends. Except as otherwise required by law or by the Certificate of Incorporation, the Board may, in its discretion, declare what, if any, dividends shall be paid from the surplus or from the net profits of the Corporation for the current or preceding fiscal year, or as otherwise permitted by law. Dividends may be paid in cash, in property, in shares of the Corporation’s stock, or in any combination thereof. Dividends shall be payable upon such dates as the Board may designate.

Section 5.2 Reserves. Before the payment of any dividend and before making any distribution of profits, the Board, from time to time and in its absolute discretion, shall have power to set aside out of the surplus or net profits of the Corporation such sum or sums as the Board deems proper and sufficient as a reserve fund to meet contingencies or for such other purpose as the Board shall deem to be in the best interests of the Corporation, and the Board may modify or abolish any such reserve.

ARTICLE VI.

Powers of Directors and Officers to Contract

with the Corporation

Any and all of the directors and officers of the Corporation, notwithstanding their official relations to it, may enter into and perform any contract or agreement of any nature between the Corporation and themselves, or any and all of the individuals from time to time constituting the Board, or any firm or Corporation in which any such director may be interested, directly or indirectly, whether such individual, firm or Corporation thus contracting with the Corporation shall thereby derive personal or corporate profits or benefits or otherwise; provided, that (i) the material facts of such interest are disclosed or are known to the Board or committee thereof and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) if the material facts as to such person’s relationship or interest are disclosed or are known to the stockholders entitled to vote thereon, and the contract is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or agreement is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders. Any director who is interested in any transaction as aforesaid may nevertheless be counted in determining the existence of a quorum at any meeting of the Board which shall authorize or ratify any such transaction. This Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

ARTICLE VII.

Indemnification

Section 7.1 Third-Party Actions. The Corporation shall indemnify to the fullest extent authorized or permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such a proceeding is alleged action in an official capacity as a director or officer or in any other capcacity while serving as a director, officer or trustee, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except as provided in Section 7.10 of this Article VII with respect to proceedings to enforce rights to indemnification and advancement, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

Section 7.2 Derivative Actions. The Corporation shall indemnify to the fullest extent authorized or permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee, of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such a proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director, officer or trustee, against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery of Delaware or such other court shall deem proper.

Section 7.3 Determination Of Indemnification. Any indemnification under Section 7.1 or 7.2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.1 or 7.2 of this Article VII. Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Section 7.4 Right To Indemnification. Notwithstanding the other provisions of this Article VII, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 or 7.2 of this Article VII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 7.5 Advance Of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation on behalf of a director or officer in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article VII.

Section 7.6 Indemnification Not Exclusive. The rights to indemnification and to the advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, any agreement, the Certificate of Incorporation, any vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 7.7 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against liability under the provisions of this Article VII.

Section 7.8 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7.9 Continuity. The indemnification and advancement of expenses provided for in this Article VII shall be contract rights and such rights shall continue as to any person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 7.10 Right of Indemnitee to Bring Suit. If a claim under Section 7.1, 7.2 or 7.5 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

ARTICLE VIII.

Miscellaneous Provisions

Section 8.1 Certificate of Incorporation. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

Section 8.2 Fiscal Year. Except as from time to time otherwise provided by the Board, the fiscal year of the Corporation shall end on December 31 of each year.

Section 8.3 Corporate Seal. The Board shall have the power to adopt and alter the seal of the Corporation or to decide that there shall be no seal.

Section 8.4 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, and other obligations authorized to be executed by an officer of the Corporation on its behalf shall be signed by the Chief Executive Officer, the President, any Vice President, the Treasurer, or any Assistant Treasurer, except as the Board may generally or in particular cases otherwise determine.

Section 8.5 Voting of Securities. Unless the Board otherwise provides, the Chief Executive Officer or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

Section 8.6 Evidence of Authority. A certificate by the Secretary or any Assistant Secretary as to any action taken by the stockholders, directors or any officer or representative of the Corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the Certificate of Incorporation, or by these By-laws, or under any vote of the stockholders or the Board, may be exercised by an officer of the Corporation only in the event of absence of another officer or any other contingency shall bind the Corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

Section 8.7 Corporate Records. The original, or attested copies, of the Certificate of Incorporation, these By-laws, records of all meetings of the incorporators and stockholders, and the stock transfer books shall be kept in Delaware at the registered office of the Corporation, at the principal office of the Corporation, or at another office of the Corporation, or at an office of its transfer agent or of the Secretary or of the Assistant Secretary, if any. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to inspection of any stockholder for any purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or for using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

Section 8.8 Charitable Contributions. The Board from time to time may authorize contributions to be made by the Corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, so long as such organization is a bona fide organization for which no executive officer or director of the Corporation receives a direct personal benefit.

Section 8.9 Communications of Notices. Any notice required to be given under these By-laws may be given by (i) delivery in person, (ii) mailing it, postage prepaid, first class, (iii) mailing it by nationally or internationally recognized second day or faster courier service, or (iv) electronic transmission, in each case, to the addressee; provided, however, that facsimile transmission or electronic transmission may only be used if the addressee has consented to such means. Notwithstanding any reference in these By-laws to written instruments, all notices, meetings, consents and other communications contemplated by these By-laws may be conducted by means of an electronic transmission, to the extent permitted by law, if specifically authorized by the Board.

ARTICLE IX.

Amendments

Section 9.1 Amendments by the Board. Subject to (i) the provisions of the Certificate of Incorporation as in effect from time to time and (ii) the rights of stockholders pursuant to Section 9.2 of these By-laws to adopt, enact, alter, amend, rescind and repeal by-laws made by the Board, the Board may enact, adopt, alter, amend, and repeal from time to time these By-laws and enact from time to time new by-laws of the Corporation; provided, however, that the Board shall have no power to rescind, alter, amend or repeal any by-law adopted, enacted, altered or amended by the stockholders or to enact any by-law that was previously rescinded or repealed by the stockholders.

Section 9.2 Amendments by the Stockholders. Subject to the provisions of the Certificate of Incorporation as in effect from time to time, the stockholders of the Corporation may adopt, alter, amend, rescind or repeal by-laws made by the Board or enact new by-laws; provided, first, that, with respect to the power of holders of capital stock to adopt, amend and repeal By-laws of the Corporation, notwithstanding any other provision of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these By-laws or any preferred stock, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal these By-laws; and, provided, second that the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend or repeal this ARTICLE VII or this Section 9.2.

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